Exhibit 2.2

October 28, 2009

Wells Fargo Bank, National Association
161 North Concord Exchange
South St. Paul, MN 55075
Attention:  Wells Fargo Shareowner Services
     Manager of Account Administration

Re: Rights Agreement between Invacare Corporation (the “Company”) and National City Bank, as Rights Agent, dated July 8, 2005 (the “Agreement”)

Ladies and Gentlemen:

National City Bank has notified the Company that it is resigning as Rights Agent under the Agreement effective as of the earlier of November 15, 2009 or the appointment by the Company of a successor Rights Agent under the Agreement.  The purpose of this letter is to reflect our  agreement that Wells Fargo Bank, National Association (“Wells Fargo”) be appointed and serve as successor Rights Agent under the Agreement.

Accordingly, pursuant to the provisions of Section 21 of the Agreement, effective as of the date of this letter, the Company hereby appoints Wells Fargo as successor Rights Agent under the Agreement, with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent under the Agreement.

By your execution of this letter, you confirm that (i) you have reviewed the terms of the Agreement, (ii) you meet all of the qualifications set forth in Section 21 of the Agreement necessary to be appointed as a successor Rights Agent under the Agreement, and (iii) you accept this appointment and agree to act as successor Rights Agent under the Agreement.  You further confirm that, pursuant to Section 26 of the Agreement, any notice or demand authorized by the Agreement to given or made by the Company or by the holder of any Rights Certificate (as defined in the Agreement), to or on the Rights Agent shall be sufficiently given if sent by registered mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Wells Fargo Bank, National Association
161 North Concord Exchange
South St. Paul, MN 55075
Attention:  Wells Fargo Shareowner Services
                         Manager of Account Administration

If the foregoing correctly reflects our agreement, please execute this letter in the space provided below, and return your fully executed counterpart signature to the undersigned.

Very truly yours,

                                                                                   INVACARE CORPORATION

By:  /s/ Robert K. Gudbranson
        Robert K. Gudbranson
        Senior Vice President and
        Chief Financial Officer

Agreed and accepted:

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By: /s/ Matthew D. Paseka
Name:  Matthew D. Paseka
Title:  Officer